EXHIBIT 10.15

SECOND AMENDMENT TO 3-D SEISMIC ACQUISITION AND DEVELOPMENT AGREEMENT

This SECOND AMENDMENT 3-D SEISMIC ACQUISITION AND DEVELOPMENT AGREEMENT (the “Amendment”), dated as of May 15, 2023 (the “Effective Date”), entered into by and between CRUCIFORM PROPERTIES LLC (“Optionor”) and LAFAYETTE ENERGY CORP (“Optionee” and together with Optionor, the “Parties”), amends that certain 3-D Seismic Acquisition and Development Agreement entered into by and between Optionee and Optionor, dated as of December 16, 2022, as amended March 23, 2023 (as amended, the “Option”). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings ascribed to them in the Option.

RECITALS

WHEREAS, the Parties entered into the Option on December 16, 2022, whereby Optionor granted Optionee the right to use certain Data during the Option Period, which Option Period was originally for a four (4) month term expiring April 16, 2023, which Option Period was amended on March 23, 2023 to extend to May 16, 2023.

WHEREAS, the Parties wish to further amend the Option to provide that the Optionee shall pay an additional amount of $5,000.00 to Optionor as a non-refundable fee on or before and the Option Period shall be extended from May 16, 2023 to June 16, 2023. This fee is will not be deemed an Option Fee in that it will not apply as a payment toward the total $150,000 Option Payment described in paragraph 4 of the Option agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution hereof, the Parties agree as follows:

1.	The Recitals set forth above are true and correct, and shall constitute a part of this Amendment.

2.	The Option Period shall be extended to June 16, 2023.

3.	If Optionee does not enter into a mutually agreeable JV Agreement by June 16, 2023, all previously paid Option Fees will be non-recourse.

4.	Optionor expressly acknowledges and agrees that Optionee is not and has not been in default of the Option as of the Effective Date of this Amendment.

5.

Except as expressly modified in this Amendment, the Option is confirmed and will continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the Option and any document or instrument delivered in connection with the Option will be deemed to be a reference to the Option as modified by this Amendment.

6.	This Amendment may be executed in counterparts, each of which, when taken together, will constitute but one and the same instrument.

7.	This Amendment will be governed by the laws of the State of Texas, without regard to the choice of law principles thereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

OPTIONOR
CRUCIFORM PROPERTIES LLC

By:
Name:	Kyle Long
Title:	President

OPTIONEE
LAFAYETTE ENERGY CORP

By:
Name:	Michael L. Peterson
Title:	CEO & President

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